UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2003

MID-STATE BANCSHARES

(Exact name of Registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of Incorporation or Organization)	(File number)	(I.R.S. Employer Identification No.)

1026 Grand Ave, Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (805) 473-7700

Not Applicable

(Former name or former address, if changed since last report)

Item  5.                                                        OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 30, 2003, Mid-State Bancshares and its wholly owned subsidiary Mid-State Bank & Trust entered into an Agreement to Merge and Plan of Reorganization (the “Agreement”) with Ojai Valley Bank, and amended on August 27, 2003, pursuant to which, among other things, Ojai Valley Bank will merge into Mid-State Bank & Trust, and Mid-State Bank & Trust will continue as the surviving bank.

In accordance with the terms of the Agreement, as amended, the Merger was completed on October 31, 2003.  The shareholders of Ojai Valley Bank who elected cash will receive cash for their shares based on a value of $80.16 per share; those that elected stock will receive 3.371 shares of Mid-State Bancshares common stock for each share of Ojai Valley Bank common stock, and those that elected for a combination of the two will receive the appropriate allocations for the elections made.  The amount of cash and Mid-State Bancshares common stock is subject to certain allocation procedures designed to ensure that 50% of the total consideration paid to holders of Ojai Valley Bank common stock is paid in Mid-State Bancshares common stock.

The Press Release in connection with the closing is attached hereto as Exhibit 99.

Item 7.                                                           FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

2                                          Agreement to Merge and Plan of Reorganization, dated June 30, 2003, First Amendment to Agreement to Merge and Plan of Reorganization, dated August 27, 2003 (incorporated by reference from Appendix A to the Company’s Registration Statement on Form S-4 No. 333-108634 previously filed with the SEC).

99                                    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003	MID-STATE BANCSHARES

	By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated November 3, 2003